                                                                     Exhibit 5.1

                                 March 23, 2005

Banc of America Funding Corporation
214 North Tryon Street
Charlotte, North Carolina  28255

Ladies and Gentlemen:

     We have acted as your counsel in connection with the proposed offering and sale from time to time of Mortgage Pass-Through Certificates and Mortgage
Certificate-Backed Pass-Through Certificates (together, the "Certificates")
pursuant to the registration statement on Form S-3 (File No. 333-121559) filed with the Securities and Exchange Commission (the "Commission") on December 22,
2004 (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers the Certificates to be sold by Banc of America Funding Corporation (the "Company") in one or more series (each, a "Series") of Certificates. Each Series of Certificates will be issued under a separate pooling and servicing agreement (each, a "Pooling and
Servicing Agreement") by and among the Company, a trustee to be identified in the prospectus supplement for such Series of Certificates (a "Trustee"), and one or more servicers (each, a "Servicer") or one or more master servicers (each, a
"Master Servicer") to be identified in the prospectus supplement for such Series of Certificates. A form of Pooling and Servicing Agreement is incorporated by reference into the Registration Statement from Exhibit 4.1 to the registration statement on Form S-3 (File No. 33-87402). Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Registration Statement.

     In rendering the opinions set forth below, we have examined and relied upon originals, copies or specimens, certified or otherwise identified to our satisfaction of (i) the Registration Statement, (ii) certificates, agreements, instruments, documents and records of the Company, and (iii) such public documents and records and certificates of public officials as we have deemed necessary as a basis for the opinions hereinafter expressed.

     Based on the foregoing, we are of the opinion that:

     1.  When a Pooling and Servicing Agreement for a Series of Certificates has
         been duly and validly authorized, executed and delivered by the
         Company, a Trustee and one or more Servicers or Master Servicers, such
         Pooling and Servicing Agreement will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of rights of creditors generally and to general principles of equity and the discretion of the court (regardless of whether enforcement is sought in a proceeding at law or in equity); and

     2.  When a Pooling and Servicing Agreement for a Series of Certificates has
         been duly and validly authorized, executed and delivered by the
         Company, a Trustee and one or more Servicers or Master Servicers, and the Certificates of such Series have been duly executed, authenticated and delivered against payment therefor as contemplated in the
         Registration Statement, such Certificates will be validly issued, fully paid and nonassessable, and the holders of such Certificates will be entitled to the benefits of such Pooling and Servicing Agreement.

     We hereby consent to the filing of this letter as an Exhibit to the
Registration Statement and to the reference to this firm under the heading
"Legal Matters" in the prospectus forming a part of the Registration Statement.
This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                             Very truly yours,

                                             /s/ Hunton & Williams LLP